AMENDMENT NO. I TO THE AMENDED & RESTATED
                          FUND PARTICIPATION AGREEMENT

     THIS AMENDMENT NO. I TO THE AMENDED & RESTATED FUND PARTICIPATION AGREEMENT is made and entered into as of August 15,1999, by and among PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY (the "Company") and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., ("Manager"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (as defined below).

     WHEREAS, the Company and the Manager desire to expand the number and type of accounts set forth in Schedule B to the Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties hereto hereby agree as follows:

     1. By this Amendment the parties agree to strike and replace Exhibit B to the Agreement in its entirety and replace it with Exhibit B attached hereto.

     2. In the event that there is any conflict between the terms of this Amendment No. 1 and the Agreement, it is the intention of the parties hereto that the terms of this Amendment No. 1 shall control, and the Agreement shall be interpreted on that basis. To the extent that the provisions of the Agreement have not been amended by this Amendment No. 1, the parties hereto hereby confirm and ratify the Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.


                                    PRUCO LIFE INSURANCE COMPANY OF NEW
                                    JERSEY

                                    By: /s/
                                        ----------------------------------------
                                    Name:  Dennis G. Sullivan
                                    Title:  VP & Chief Accounting Officer

                                    AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

                                    By: /s/
                                        ----------------------------------------
                                    William M. Lyons
                                    Executive Vice President


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                                    EXHIBIT B
                                    ACCOUNTS

Pruco Life of New Jersey Flexible Premium Variable Annuity Account Pruco Life of New Jersey Variable Appreciable Account